Exhibit 99.1

CONSENT OF VINING SPARKS IBG, L.P.

In connection with the merger of Northern States Financial Corporation with and into First Midwest Bancorp, Inc., we hereby consent to the inclusion of our opinion to Northern States Financial Corporation’s Board of Directors as an appendix to the proxy statement/prospectus included in First Midwest Bancorp, Inc.’s Registration Statement on Form S-4 relating to such merger, and to the references to our firm and such opinion and the quotation or summarization of such opinion included therein.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such proxy statement/prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

August 1, 2018

/s/ Vining Sparks IBG, L.P.
VINING SPARKS IBG, L.P.
AUSTIN, TEXAS